UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2018 (April 9, 2018)

THE OLB GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52994	13-4188568
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Park Avenue, Suite 1700, New York, NY	10166
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 278-0900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01   Entry into a Material Definitive Agreement

Memorandum of Sale

On April 9, 2018, Securus365, Inc., a Delaware corporation (“Securus”), eVance Capital, Inc., a Delaware corporation (“eVance Capital”), and eVance Inc., a Delaware corporation (“eVance”, and collectively with Securus and eVance Capital, the “Purchasers”), each of which Purchaser is a newly formed wholly-owned subsidiary of The OLB Group, Inc., a Delaware corporation (the “Company”), entered into a Memorandum of Sale (the “Memorandum of Sale”) by and among the Purchasers and GACP Finance Co., LLC, a Delaware limited liability company (“GACP”), acting solely in its capacity as administrative agent and collateral agent to certain secured lenders of the Debtors (as defined below), pursuant to which the Purchasers acquired substantially all of the assets of the Debtors (the “Asset Acquisition”) through a foreclosure sale conducted under the Uniform Commercial Code of the State of New York (“UCC”) of the collateral of Excel Corporation (“Excel”) and its subsidiaries, Payprotec Oregon, LLC, Excel Business Solutions, Inc. and eVance Processing, Inc. (Excel and such subsidiaries, collectively, the “Debtors”) under the Loan and Security Agreement, dated as of November 2, 2016, by and among GACP, the lenders thereunder and the Debtors, and related loan documents, as amended (the “Excel Loan and Security Agreement”).

GACP exercised its post-default remedies and realized on the collateral securing the Debtors’ obligations under the Excel Loan and Security Agreement by conducting a public auction of certain assets of the Debtors on April 9, 2018 in accordance with the UCC. The Purchasers submitted the Memorandum of Sale at such auction, which constituted the Purchasers’ bid for substantially all of the assets of the Debtors (“Acquired Assets”), which bid was accepted by GACP on April 9, 2018 in connection with the simultaneous signing and closing (the “Closing”) of the transactions contemplated under the Memorandum of Sale and the Credit Agreement (defined below).

In consideration for the sale and transfer of the Acquired Assets at the Closing, the Purchasers assumed certain post-Closing obligations under assigned contracts and paid to GACP the sum of $12,500,000, through the deemed simultaneous financing of such purchase price to the Purchasers under the Credit Agreement. Pursuant to the Memorandum of Sale, the Purchasers purchased from GACP and accepted all of the Debtors’ right, title and interest in and to the Acquired Assets “as is”, “where is” and “with all faults” and without any representations or warranties, express or implied, of any nature whatsoever. There are no indemnification rights provided for in the Memorandum of Sale.

Credit Agreement

In order to finance the Asset Acquisition, GACP, as administrative agent and collateral agent (“Agent”), and as the initial sole lender thereunder, provided a term loan of $12,500,000 (the “Term Loan”) to the Purchasers, Omnisoft, Inc., a Delaware corporation (“Omnisoft”), and CrowdPay.us, Inc., a New York corporation (“CrowdPay” and, collectively with the Purchasers and Omnisoft, the “Borrowers”), each of Omnisoft and CrowdPay being affiliates of the Company’s majority stockholder, which obligations are guaranteed by the Company (collectively with the Borrowers, the “Loan Parties”), under the Loan and Security Agreement (the “Credit Agreement”), dated as of April 9, 2018, by and among the Loan Parties, the lenders from time to time party thereto as lenders (the “Lenders”) and the Agent.

The Term Loan matures in full on April 9, 2021, the third anniversary of the Closing. $1,000,000 of the principal amount under the Term Loan must be repaid on or prior to July 15, 2018, and an additional $2,000,000 in principal due on or prior to October 31, 2018 (in each case subject to earlier repayment under certain circumstances, including if a Loan Party consummates an equity financing), with the remaining principal due upon maturity. The Term Loan can be prepaid without penalty in part by the Loan Parties with ten days’ prior written notice to the Agent, and in full with thirty days’ prior written notice. The Term Loan is subject to an interest rate of 9.0% per annum, payable monthly in arrears.

The obligations of the Loan Parties under the Credit Agreement are secured by all of their respective assets and the Loan Parties pledged all of their assets as collateral for their obligations under the Credit Agreement. Additionally, the Company pledged its ownership interests in the Purchasers and any of its other subsidiaries that it may form or acquire from time to time.

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The Credit Agreement includes customary representations, warranties and financial and other covenants of the Loan Parties for the benefit of the Lenders and the Agent. The obligations of the Loan Parties under the Credit Agreement are subject to customary events of default for a secured term loan. Each Loan Party is jointly and severally liable for the obligations under the Credit Agreement.

Warrants

Pursuant to and as additional consideration for the Term Loan under the Credit Agreement, on April 9, 2018 (the “Issuance Date”) the Company issued to GACP a Warrant (the “Warrant”) to purchase 1,200,000 shares of common stock of the Company (“Warrant Shares”) at an exercise price of $0.25 per share, subject to adjustment as set forth in the Warrant. The Warrant is exercisable by GACP at any time from the Issuance Date until the later of (i) the third anniversary of the Issuance Date and (ii) the date on which all obligations under the Credit Agreement have been satisfied in full. The Warrant may be redeemed for $0.0001 per Warrant Share, at the sole discretion of the Company, at any time after the six (6) month anniversary of the Issuance Date if the closing sales price of the Company’s common stock equals or exceeds $5.00 per share on each of 20 trading days within any 30 trading day period ending on the third trading day prior to the date on which the Company provides a notice of redemption. GACP has certain piggy-back registration rights as set forth in the Warrant with respect to the Warrant Shares to be issued upon exercise of the Warrant. After the six month anniversary of the Issuance Date, GACP can exercise the Warrant using a “cashless exercise” feature to the extent that GACP exercises the Warrant for a number of Warrant Shares in excess of the number Warrant Shares that have been registered for resale under the Securities Act of 1933, as amended, in accordance with the terms of the Warrant.

As additional consideration for the Term Loan under the Credit Agreement, on April 9, 2018 the Company also entered into an agreement (the “Additional Warrants Agreement”) with GACP, pursuant to which the Company agreed that if the Company, at any time after the Closing and prior to the satisfaction of all outstanding obligations under the Credit Agreement, requests for GACP to provide debt financing for the acquisition of a company or operating business by the Company or its subsidiaries, and GACP or its affiliates provide all of the debt financing for such acquisition, the Company will issue to GACP a warrant to purchase 200,000 shares of the Company’s common stock (an “Additional Warrant”) upon the closing of such debt-financing, with such Additional Warrant in substantially the same form as the Warrant. The Additional Warrants Agreement requires the Company to issue an Additional Warrant for each such acquisition for which the debt is financed by GACP or its affiliates, up to a maximum of four Additional Warrants. The exercise price of the Additional Warrants, if issued, will be $0.30 per share for the first Additional Warrant, $0.35 per share for the second Additional Warrant, $0.40 per share for the third Additional Warrant and $0.45 per share for the fourth Additional Warrant, with the number of shares and exercise price subject to adjustment as set forth in the Additional Warrants Agreement and the Additional Warrant.

The foregoing descriptions of the Memorandum of Sale, Credit Agreement, the Warrant and the Additional Warrants Agreement do not purport to be complete and are qualified in their entirety by reference to complete text of the Memorandum of Sale, the Credit Agreement, the Warrant and the Additional Warrants Agreement, copies of which are filed hereto as Exhibits 2.1, 10.1, 10.2 and 10.3, respectively.

Item 2.01   Completion of Acquisition or Disposition of Assets

The information set forth above under Item 1.01 under the heading “Memorandum of Sale” is hereby incorporated by reference into this Item 2.01.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 under the heading “Credit Agreement” is hereby incorporated by reference into this Item 2.03.

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Item 3.02   Unregistered Sales of Equity Securities

The information set forth above under Item 1.01 under the heading “Warrants” is hereby incorporated by reference into this Item 3.02. The Warrant and the common stock of the Company issuable upon the exercise of the Warrant have not been registered under the Securities Act. The Warrant was issued to GACP in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, without general solicitation, and made only to and with an “accredited investor” as defined in Regulation D of the Securities Act.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

2.1	Memorandum of Sale, dated as of April 9, 2018, by and among eVance, Inc., eVance Capital, Inc., Securus365, Inc. and GACP*

10.1	Loan and Security Agreement, dated as of April 9, 2018, by and among GACP, the lenders from time to time party thereto, the Company, as parent guarantor, and the Borrowers*

10.2	Warrant, dated April 9, 2018, issued by the Company to GACP

10.3	Agreement Regarding Additional Warrants, dated April 9, 2018, by and between the Company and GACP

*	The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2018

THE OLB GROUP, INC.

By:	/s/ Ronny Yakov
Name: Ronny Yakov
Title: President and Chief Executive Officer

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